           As filed with the Securities and Exchange Commission on June 29, 2001
                                            Registration No. 333-_______________

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                  --------------------------------------------

                             REGISTRATION STATEMENT
                                   ON FORM S-8

                                      UNDER
                           THE SECURITIES ACT OF 1933

                 ----------------------------------------------

                            PREDICTIVE SYSTEMS, INC.
             (Exact name of Registrant as specified in its charter)


                                 417 Fifth Avenue
       Delaware               New York, New York  10016        13-3808483
(State of Incorporation) (Address of principal executive      (IRS Employer
                           offices, including zip code)   Identification Number)

                 ----------------------------------------------

                            1999 STOCK INCENTIVE PLAN
                            (Full title of the plan)

                OPTIONS GRANTED TO CERTAIN INDIVIDUAL PURSUANT TO
                         WRITTEN COMPENSATION AGREEMENTS

                 ----------------------------------------------


                             Gary N. Papilsky, Esq.
                  Executive Vice President and General Counsel
                            PREDICTIVE SYSTEMS, INC.
                                417 Fifth Avenue
                            New York, New York 10016
                                 (212) 659-3400
            (Name, address and telephone number of agent for service)


================================================================================

                                                  CALCULATION OF REGISTRATION FEE
=================================================== ================ ==================== ==================== =================
                                                                      Proposed Maximum     Proposed Maximum
                                                     Amount to be    Offering Price Per   Aggregate Offering      Amount of
       Title of Securities to be Registered           Registered            Share                Price         Registration Fee
--------------------------------------------------- ---------------- -------------------- -------------------- -----------------
Common Stock, $0.001 par value, to be issued           14,000,000               $3.475(2)        $48,650,000        $12,162.50(3)
   under the 1999 Stock Incentive Plan (1)                 shares

Options Granted to Certain Individual Pursuant to
   Written Compensation Agreement                       1,100,000                $3.73            $4,103,000         $1,025.75
   Common Stock, $0.001 par value (4)                      shares

Options Granted to Certain Individual Pursuant to
   Written Compensation Agreement                         400,000                $7.46            $2,984,000           $746.00
   Common Stock, $0.001 par value (4)                      shares

                                            TOTAL:     15,500,000                                $55,737,000        $13,934.25
                                                           shares
=================================================== ================ ==================== ==================== =================


(1) This Registration Statement shall also cover any additional shares of the Registrant's Common Stock which become issuable under non-Plan Options granted to certain individuals with respect to the securities registered hereunder by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant's receipt of consideration which results in an increase in the number of the Registrant's outstanding shares of Common Stock

(2) Estimated in accordance with Rule 457(h) under the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee based on the price of $3.475 per share, which was the average of the high and low price per share of the Registrant's Common Stock as reported on the Nasdaq National Market on June 28, 2001.

(3) Computed in accordance with Rule 457(f)(1) under the Securities Act of 1933, as amended, to be $12,162.50, which is equal to .00025 multiplied by the proposed maximum aggregate offering price of $48,650,000.00

(4) The following individual has outstanding options granted pursuant to written compensation agreements in the amounts and at the exercise prices per share set forth below:

         Optionee             Shares        Exercise Price Per Share
         ---------            ------        ------------------------
         Andrew Zimmerman     1,100,000     $3.73
         Andrew Zimmerman     400,000       $7.46

                            PREDICTIVE SYSTEMS, INC.

                       REGISTRATION STATEMENT ON FORM S-8

Explanatory Note

         This Registration Statement on Form S-8 (this "Registration Statement") is being filed for the purpose of (i) registering an additional 14,000,000 shares of the Registrant's Common Stock to be issued pursuant to the Registrant's 1999 Stock Incentive Plan (the "Plan") and (ii) registering options granted to Andrew Zimmerman to purchase 1,500,000 shares of the Registrant's Common Stock pursuant to written compensation agreements. The contents of the Registrant's Form S-8 Registration Statements (Registration Statement Nos. 333-32338, 333-35956 and 333-56414) filed with the SEC on March 13, 2000, May 1,
2000 and March 1, 2001 are incorporated herein by reference.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Information Incorporated by Reference.

         Predictive Systems, Inc. (the "Registrant") hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission (the "SEC"):

                  (a) The Registrant's Quarterly Report on Form 10-Q, filed with the SEC on May 15, 2001; and

                  (b) The Registrant's Proxy Statement pursuant to Section 14(a) of the Securities Exchange Act of 1934 (the "1934 Act"), filed with the SEC on April 30, 2001; and

                  (c) The Registrant's Current Report on Form 8-K, filed with the SEC on April 3, 2001; and

                  (d) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2000, filed with the SEC on April 2, 2001; and

                  (e) The Registrant's Current Report on Form 8-K/A, filed with the SEC on February 27, 2001; and

                  (f) The description of the Registrant's Common Stock to be offered hereby which is contained in the Registrant's Registration Statement on Form 8-A as filed pursuant to Section 12(g) of the 1934 Act on October 26, 1999.

                  All reports and definitive proxy or information statements filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the 1934 Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 5. Interests of Named Experts and Counsel.

         Counsel for the Registrant, Wilson Sonsini Goodrich & Rosati, Professional Corporation, 245 Park

Avenue, 24th Floor, New York, New York 10167 ("WSGR"), has rendered an opinion as to the Common Stock offered hereby. As of June 29, 2001, certain members of WSGR beneficially owned not more than 11,000 shares of the Registrant's Common Stock.

Item 8. Exhibits.

       Exhibit
       Number
       ------

         5 Opinion and Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation
         23.1     Consent of Independent Auditors
         23.2     Consent of Counsel is contained in Exhibit 5
         24 Power of Attorney. Reference is made to page 4 of this Registration Statement
         99.1     Predictive Systems, Inc. 1999 Stock Incentive Plan
         99.2     Predictive Systems, Inc. Stand-Alone Stock Option Agreements

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on June 29, 2001.

                                             PREDICTIVE SYSTEMS, INC.

                                             By:  /s/William W. Wyman
                                                 -------------------------------
                                                 William W. Wyman
                                                 Chief Executive Officer

                                POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints William W. Wyman, Chief Executive Officer, and Robert L. Belau, President, and either of them, the lawful attorneys-in-fact and agents with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and either one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms all that said attorneys and agents, or either one of them, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

         IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.



                    Signature                                                  Title

 /s/ William W. Wyman                              Chief Executive Officer and Chairman of the Board of
 ------------------------------------              Directors
 William W. Wyman                                  (Principal Executive Officer)


 ------------------------------------
 Robert L. Belau                                   President and Director


 /s/ Gerard E. Dorsey                              Chief Financial Officer
 ------------------------------------              (Principal Financial and Accounting Officer)
 Gerard E. Dorsey

 /s/ Peter L. Bloom                                Director
 ------------------------------------
 Peter L. Bloom


 /s/ Braden R. Kelly                               Director
 ------------------------------------
 Braden R. Kelly


 /s/ Eric Meyer                                    Director
 ------------------------------------
 Eric Meyer


 /s/ Ronald G. Pettengill, Jr.                     Director
 ------------------------------------
 Ronald G. Pettengill, Jr.


                                                   Director
 ------------------------------------
 Inder Sidhu


 /s/ William L. Smith                              Director
 ------------------------------------
 William L. Smith

                                INDEX TO EXHIBITS

         Exhibit
         Number          Description
         --------        -----------

         5 Opinion and Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation
         23.1              Consent of Independent Auditors
         23.2              Consent of Counsel is contained in Exhibit 5
         24 Power of Attorney. Reference is made to page 4 of this Registration Statement
         99.1              Predictive Systems, Inc. 1999 Stock Incentive Plan
         99.2              Predictive Systems, Inc. Stand-Alone Stock Option
                           Agreements